Exhibit 99.1

SEPARATION AGREEMENT

Separation Agreement (“Agreement”), by and between Anthony McKiernan (the “Executive”) and MBIA Services Corporation (the “Employer”) on behalf of any of its past or present parent entities, subsidiaries, divisions, affiliates and related business entities, assets, employee benefit plans or funds, successors and assigns, and any of its or their past or present directors, officers, fiduciaries, agents, trustees, administrators, employees and assigns (collectively the “MBIA Entities and Persons”).

1. Separation from Employment. The Executive agrees that from and after April 30, 2024, he will step down from his position as Chief Financial Officer of MBIA Inc. (“MBIA”) and will resign from all of his other positions with MBIA and/or its affiliates (including the Employer) (collectively, the “MBIA Entities”), which (unless terminated by the Executive or the Employer earlier) shall be the last day of the Executive’s employment (the last day of employment being referred to herein as the “Separation Date”). From and after March 7, 2024 through the Separation Date, the Executive will make himself available to the Employer as may be reasonably necessary to provide transition and other reasonable services as the Employer may request.

2. Consideration for this Agreement. Subject to the Executive’s compliance with the terms and conditions of this Agreement, the Executive shall be entitled to the payments and benefits described in the Severance Terms attached as Exhibit A to this Agreement (the “Severance Terms”). The Executive’s right to receive the payments and benefits set forth in the Severance Terms (the “Severance Benefits”) is conditioned upon the Executive executing and not revoking a release of claims in favor of the MBIA Entities and Persons, a form of which is attached as Exhibit B to this Agreement, after the Separation Date but not later than 28 days after the Separation Date. The Executive acknowledges that the Severance Benefits: (i) in his view, exceed any payment, benefit, or other thing of value to which he might otherwise be entitled under any policy, plan, or procedure of the MBIA Entities or pursuant to any prior agreement or contract (oral, written or otherwise) between any MBIA Entity and the Executive; and (ii) shall be in full discharge of any and all liabilities and obligations of the MBIA Entities to the Executive, monetarily or with respect to employee benefits (except for vested benefits under any MBIA employee benefit pension plan) or otherwise, any and all obligations arising under any alleged written or oral employment agreement, policy, plan or procedure of the MBIA Entities and/or any alleged understanding or arrangement between the Executive and any MBIA Entity.

3. Restrictions on Post-Employment Activities. Payment of the Severance Benefits is conditional on the Executive’s compliance with the restrictions of this paragraph during the Executives employment and for a period of twelve (12) months following the Separation Date (the “Restriction Period”). During the Restriction Period, the Executive shall not, except with the prior written consent of the Employer’s CEO, directly or indirectly, own any interest in, operate, join, control or participate as a partner, director, principal, officer, or agent of, enter into the employment of, act as a consultant to, or perform any services for any company identified in Schedule 1 hereto. Notwithstanding anything herein to the contrary, the foregoing shall not prevent the Executive from acquiring as an investment securities representing not more than two percent (2%) of the outstanding voting securities of any publicly held corporation.

4. Confidential Information. Subject to Section 10, the Executive agrees that he will not use for his own benefit or disclose to third parties any Confidential Information, as defined herein, relating to any MBIA Entity and its businesses, including any Confidential Information of customers of any MBIA Entity, obtained by him during his employment and not otherwise public knowledge or known within the applicable industry (other than by acts by the Executive in violation of this Agreement). For purposes of this Agreement, “Confidential Information” shall include, without limitation, information not otherwise known in the applicable industry and/or not previously disclosed to the public by any MBIA Entity or its management with respect to the operations, facilities and methods, strategies, trade secrets and other intellectual property, systems, procedures, technical know-how, methods of investment, processes, customers, clients, investors, markets, marketing methods, manuals, confidential reports, fee information, finances, financial or listing information (including, without limitation, the revenues, costs or profits associated with any activities or products of the MBIA Entities, business plans, prospects, intrinsic value analysis, budgetary objectives, opportunities or other information of or relating to the MBIA Entities). “Confidential Information” shall not include information which is known within the applicable industry or is or becomes generally available to the public other than as a result of disclosure by the Executive in violation of this paragraph. Nothing in this Agreement, including but not limited to any confidentiality, non-disclosure, non-disparagement, or cooperation provisions, waives or limits the Executive’s right to report possible violations of law or regulation to any governmental agency or federal or state regulatory authority or self-regulatory organization, making other disclosures that are protected under any law or regulation, or to cooperate with any investigation or proceeding by a governmental agency, federal or state regulatory authority, or self-regulatory organization.

5. Non-Disparagement.

a. The Executive agrees that he will not publicly disparage or encourage or induce others to publicly disparage the MBIA Entities and Persons. For the purposes of this Agreement, the term “disparage” includes, without limitation, comments or statements to the press and/or media, the MBIA Entities and Persons or any individual or entity with whom any MBIA Entity has a business relationship which would adversely affect in any manner (i) the conduct of the business of the MBIA Entities (including, without limitation, any business plans or prospects) and/or (ii) the business reputation of the MBIA Entities and Persons.

b. The Executive agrees that he will direct all requests for employment references or verification to Human Resources of the Employer (currently Connie Accordino, located at 1 Manhattanville Rd., Suite 301, Purchase, NY 10577), and to no other person at the MBIA Entities. Human Resources of the Employer shall respond to any such request in accordance with Employer policy providing only neutral employment information, and will make no statements that disparage the Executive.

6. Cooperation.

a. The Executive agrees that, subject to his reasonable scheduling needs, he will reasonably cooperate, including participation in telephonic or in-person meetings or interviews reasonably requested from time to time, with the MBIA Entities and their counsel in connection with any investigation, administrative proceeding or litigation relating to any matter that occurred during his employment in which he was involved or of which he has knowledge. MBIA will reimburse the Executive for reasonable out-of-pocket expenses incurred and relating to his compliance with requests from the MBIA Entities made in accordance with or in furtherance of this paragraph.

b. Subject to Section 10, the Executive agrees that, in the event he is subpoenaed or otherwise required by any person or entity (including, but not limited to, any government agency) to give testimony (in a deposition, court proceeding or otherwise) which in any way relates to his employment with any MBIA Entity, he will give prompt notice of such request to the Human Resources department of the Employer, and will make no disclosure until the MBIA Entities have had a reasonable opportunity to contest the right of the requesting person or entity to such disclosure. The Executive understands that nothing contained in this Agreement is intended to prohibit or restrict the Executive from providing truthful information concerning his employment with any MBIA Entity or the MBIA Entities’ business, to any governmental, regulatory or self-regulatory agency or in response to any inquiry or investigation conducted by any such governmental or regulatory or self-regulatory authority, or in any legal action in which he is subpoenaed pursuant to properly issued legal process.

7. Return of Company Property. The Executive agrees that, upon his termination of employment, he shall promptly return to the Employer all Employer property and all copies thereof in his possession or control.

8. Injunctive Relief and Other Remedies with Respect to Promises Made. The Executive agrees that if he breaches any of the terms of paragraphs (including subparagraphs) 3 through 7, it shall constitute a material breach of this Agreement as to which the MBIA Entities and Persons may seek all available relief under law, including, but not limited to, recoupment of the amounts paid to the Executive pursuant to the Severance Terms. The Executive also agrees that his obligations with respect to the restrictive covenants contained in paragraph 3 herein relate to special, unique and extraordinary matters and a violation of any of the terms of such covenants and obligations will cause the MBIA Entities and Persons irreparable injury for which adequate remedies are not available at law. Therefore, the MBIA Entities and Persons shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) restraining the Executive from committing any violation of the covenants and obligations contained herein. These remedies are cumulative and are in addition to any other rights and remedies the MBIA Entities may have at law or in equity. In the event the Executive breaches any provision of this Agreement in any material respect, in addition to any remedy at law or in equity, the Executive shall not be entitled to receive any Severance Benefits.

9. Non-Admission. This Agreement is not intended, and shall not be construed, as an admission that any of the MBIA Entities and Persons has or have violated any federal, state or local law (statutory or decisional), ordinance or regulation, breached any contract or committed any wrong whatsoever against me.

10. Permitted Actions. Nothing in this Agreement, including but not limited to any confidentiality, non-disclosure, non-disparagement, or cooperation provisions, waives or limits the Executive’s right to report possible violations of law or regulation to any governmental agency or federal or state regulatory authority or self-regulatory organization, making other disclosures that are protected under any law or regulation, or to cooperate with any investigation or proceeding by a governmental agency, federal or state regulatory authority, or self-regulatory organization.

Notice of Immunity Under the Defend Trade Secrets Act of 2016. Notwithstanding any other provision of this Agreement: The Executive will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If the Executive files a lawsuit for retaliation by the Executive for reporting a suspected violation of law, the Executive may disclose the Employer’s trade secrets to the Executive’s attorney and use the trade secret information in the court proceeding if the Executive: (1) files any document containing the trade secret under seal; and (2) does not disclose the trade secret, except pursuant to court order.

11. Severability; Reformation. If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, void, or unenforceable, such provision shall be of no force and effect, and such provision shall have no effect upon, and shall not impair the enforceability of, any other provision of this Agreement. If a court should determine that any provision of this Agreement is overbroad or unreasonable, such provision shall be given effect to the maximum extent possible by narrowing or enforcing in part that aspect of the provision found to be overbroad or unreasonable. In addition, upon any finding by a court or agency of competent jurisdiction that any provision of this Agreement is illegal, void, or unenforceable, the Executive agrees, unless otherwise prohibited by law, to execute a release, waiver and/or covenant that is/are legal and enforceable; provided that the expiration of the Restriction Period set forth in paragraph 3 shall not be extended.

12. Agreement as Evidence. The Executive agrees that this Agreement may only be used as evidence in a subsequent proceeding in which one of the parties alleges a breach of and/or indemnification under this Agreement.

13. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflict of law.

14. Binding Effect. This Agreement is binding upon, and shall inure to the benefit of, the parties and their respective heirs, executors, administrators, successors and assigns.

15. Entire Agreement. The Executive understands that this Agreement and the documents referred to herein, constitute the complete understanding between the MBIA Entities and the Executive, and supersedes any and all agreements, understandings, and discussions, whether written or oral between the Executive and the MBIA Entities. No other promises or agreements shall be binding unless in writing and signed by both MBIA or the Employer and the Executive.

16. No Waiver by Breach or Default. Waiver by any party hereto of any breach or default by the other party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by either party hereto to assert any rights hereunder on any occasion or series of occasions.

17. Headings and Captions. The headings and captions in this Agreement are provided for reference and convenience only. They shall not be considered part of the Agreement and shall not be employed in the construction of the Agreement.

Signature:	/s/ Anthony McKiernan
Anthony McKiernan

Dated:	March 7, 2024

Signature:	/s/ Connie Accordino
Connie Accordino
Vice President, Human Resources

Dated:	March 7, 2024

Exhibit A

to Separation Agreement

Confidential

Summary of Severance Terms

For Anthony McKiernan

This document sets forth the severance benefits that Anthony McKiernan (“you”) will be eligible to receive as described below. The severance benefits being offered to you as described below are subject to the terms set forth in the Separation Agreement of which this Exhibit is a part (the “Agreement”), including without limitation, you executing and not revoking the General Release as provided in Section 2 of the Agreement.

Severance Benefits

•	Severance Pay**: You will be paid a lump sum severance payment in an amount of $750,000, less applicable taxes and withholdings.

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Cash Payment in Lieu of 2023 LTI**: You will be paid a long term incentive award for the 2023 performance year, in the form of an equivalent cash payment in the amount of $750,000, less applicable taxes and withholdings.

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Pro-rata 2024 Bonus Payment**: You will be paid a pro-rata bonus for the 2024 performance year assuming 100% target corporate performance, individual performance assessed as meeting expectations and prorated based on your last day of employment, in the amount of $200,000, less applicable taxes and withholdings.

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Cash Payment in Lieu of 2024 Pro-rata LTI**: You will be paid a pro-rata long term incentive award for the 2024 performance year, in the form of an equivalent cash payment in the amount of $250,000, less applicable taxes and withholdings.

•

Cash Payment in Consideration of 2024 Pension Contribution**: You will be paid a one-time cash payment in lieu of a 2024 Pension contribution in the amount of $104,467, less applicable taxes and withholdings (the “Make-Whole Contribution”).

**

You will receive the foregoing cash payments, less applicable taxes and withholdings, as soon as practicable following the Release Effective Date (as defined in the General Release). Notwithstanding the foregoing, the Make-Whole Contribution shall be paid in the first regularly scheduled payroll period after March 1, 2025.

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Time-Based Restricted Stock: Your 571,533 shares of time-based restricted stock will be fully vested on the Release Effective Date, subject to applicable taxes and withholdings. You will be subject to trading restrictions should a blackout period be in effect at the time of vesting.

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Earned Performance-Based Restricted Stock for Completed Performance Periods: Your 77,488 shares of outstanding earned performance-based restricted stock will be fully vested on the Release Effective Date, subject to applicable taxes and withholdings. You will be subject to trading restrictions should a blackout period be in effect at the time of vesting.

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Performance-Based Restricted Stock for Uncompleted Performance Periods: Your 68,058 shares of outstanding performance-based restricted stock subject to uncompleted performance periods will remain outstanding through the end of the applicable performance periods, and any earned shares in respect of such performance periods will be settled as provided in the applicable Restricted Stock Agreement, and will be fully-vested on settlement, subject to applicable taxes and withholdings. You will be subject to trading restrictions should a blackout period be in effect at the time of vesting.

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Outplacement: You will be eligible to receive six (6) months of outplacement services through The Ayers Group with an option to receive an additional 3 months of services if after six (6) months you are not employed.

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Medical / Dental Benefits (COBRA): By law, if you are enrolled in MBIA’s medical and/or dental plan, you may elect to continue your current coverage on a self-pay basis in accordance with COBRA. As part of your severance, MBIA will cover the full cost of your COBRA premium (medical and dental) for up to nine (9) months. After the nine (9) month period has lapsed, you may continue COBRA coverage at your own expense.

Other Benefits

You are also entitled to the following payments and benefits regardless of whether you sign the General Release.

•	Pension / 401k: You may contact Fidelity Investments directly at (800) 421-3844 or on-line at 401k.com regarding your retirement account balances, distribution options and income tax implications.

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MBIA Inc. Deferred Compensation Plan: Any vested retirement assets will be distributed following your Separation Date in accordance with the terms and conditions of the Deferred Compensation Plan. As a “specified employee”, your payment is subject to a six-month waiting period from the Separation Date in accordance with IRC 409A.

•	Vacation: You will receive payment for any accrued and unused vacation days as of the Separation Date in a lump sum payment.

Exhibit B to

Separation Agreement

AGREEMENT AND GENERAL RELEASE

Agreement and General Release (“Agreement”), by and between Anthony McKiernan and MBIA Services Corporation (the “Employer”) on behalf of any of its past or present parent entities, subsidiaries, divisions, affiliates and related business entities, assets, employee benefit plans or funds, successors and assigns, and any of its or their past or present directors, officers, fiduciaries, agents, trustees, administrators, employees and assigns (collectively the “MBIA Entities and Persons”).

1. Separation from Employment. I acknowledge that my last day of employment with the Employer is April 30, 2024 (the “Separation Date”).

2. Receipt of the Summary of Severance Terms. I hereby acknowledge receipt of the Summary of Severance Terms (the “Severance Summary”) which is annexed hereto.

3. Consideration for this Agreement. I further acknowledge that the additional payments and/or other benefits to be provided to me pursuant to the Severance Summary and this Agreement: (i) exceed any payment, benefit, or other thing of value to which I might otherwise be entitled under any policy, plan, or procedure of MBIA Inc. (“MBIA”) and/or its affiliates (including the Employer) (collectively, the “MBIA Entities”) or pursuant to any prior agreement or contract (oral, written or otherwise) between any MBIA Entity and me; and (ii) are in full discharge of any and all liabilities and obligations of the MBIA Entities to me, monetarily or with respect to employee benefits (except for vested benefits under any MBIA employee benefit pension plan) or otherwise, any and all obligations arising under any alleged written or oral employment agreement, policy, plan or procedure of the MBIA Entities and/or any alleged understanding or arrangement between me and any MBIA Entity.

4. Acceptance of this Agreement. I shall have up to twenty-one (21) days from the date of receipt to consider the terms and conditions of this Agreement and the attached disclosure information provided pursuant to federal law. I may accept this Agreement by fully signing it, having it notarized, and returning it to Connie Accordino, Vice President, Human Resources, MBIA Services Corporation, 1 Manhattanville Rd., Suite 301, Purchase, NY 10577, up to 21 days from receipt of this Agreement but not before my Separation Date. After executing this Agreement, I shall have seven (7) days (the “Revocation Period”) to revoke this Agreement by indicating my desire to do so in writing addressed and delivered to Connie Accordino at the address listed above no later than the close of business on the seventh (7th) day following the date I execute this Agreement. The effective date of this Agreement shall be the eighth (8th) day following my signing and the notarization of the Agreement (the “Release Effective Date”). In the event I do not accept this Agreement as set forth above, or in the event I revoke this Agreement during the Revocation Period, this Agreement, including but not limited to the obligation of MBIA to provide the additional payments and benefits referred to in the Severance Summary shall be deemed automatically null and void.

5. Entitlement to Payments and Benefits. Subject to my compliance with the terms and conditions of this Agreement, I shall be entitled to the additional payments and benefits described in the Severance Summary.

6. General Release of All Claims.

a. In consideration for the payment(s) and other benefits to be provided me pursuant to the Severance Summary and this Agreement, I, for myself and for my heirs, executors, administrators, and assigns (hereinafter referred to collectively as “Releasors”), forever release and discharge the MBIA Entities and Persons, from any and all claims, demands, causes of action, fees and liabilities of any kind whatsoever, whether known or unknown, which I ever had, now have, or may have against the MBIA Entities and Persons by reason of any actual or alleged act, omission, transaction, practice, conduct, statement, occurrence, or other matter up to and including the date on which I sign this Agreement.

b. Without limiting the generality of the foregoing, this Agreement is intended to and shall release the MBIA Entities and Persons from any and all claims, whether known or unknown, which Releasors ever had, now have, or may have against the MBIA Entities and Persons arising out of my employment, and/or my separation from that employment, including, but not limited to: (i) any claim under the Age Discrimination in Employment Act, as amended; (ii) any claim under Title VII of the Civil Rights Act; (iii) any claim under the American with Disabilities Act; (iv) any claim under Sections 1981 through 1988 of Title 42 of the United States Code; (v) any claim under the Families First Coronavirus Response Act or the Coronavirus Aid, Relief and Economic security (CARES) Act; (vi) any claim under the New York State Human Rights Law; (vii) any claim under any other federal state or local law (statutory or decisional), regulation ordinance relating to and/or prohibiting employment discrimination, harassment and/or retaliation; (viii) any claim under the Employee Retirement Income Security Act (“ERISA”) (excluding claims for accrued, vested benefits under any employee benefit pension plan of MBIA in accordance with the terms and conditions of such plan and applicable law); (ix) any claim under the Family and Medical Leave Act (“FMLA”); (x) any claim under the Worker Adjustment and Retraining Notification (“WARN”) Act of 1988; (xi) any claim under the New York State WARN Act; (xii) any claim under the New York State Labor Law; (xiii) any claim under the New York State Paid Family Leave law; (xiv) any other claim (whether based on federal, state, or local law, statutory or decisional) relating to or arising out of my employment, the terms and conditions of such employment, the separation from such employment, and/or any of the events relating directly or indirectly to or surrounding the separation from that employment; and (xv) any claim for attorneys’ fees, costs, disbursements and/or the like.

7. Tax Matters. The Employer may deduct or withhold from any compensation or benefits any applicable federal, state or local tax or employment withholdings or deductions resulting from any payments or benefits provided under this Agreement. In addition, it is the Employer’s intention that all payments or benefits provided under this Agreement comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), including without limitation the six month delay for payments of deferred compensation to “key employees” upon separation from service pursuant to Section 409A(a)(2)(B)(i) of the Code (if applicable), and this Agreement shall be interpreted, administered and operated accordingly. If under this Agreement an amount is to be paid in installments, each installment shall be treated as a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii). Notwithstanding anything to the contrary herein, the Employer does not guarantee the tax treatment of any payments or benefits under this Agreement, including without limitation under the Code, federal, state, local or foreign tax laws and regulations. In no event may I, directly or indirectly, designate the calendar year of any payment under this Agreement. In the event the period in which I may execute this Agreement and the period of payment referenced in the Severance Summary ends in the taxable year following my termination of employment, any severance payment or deferred compensation payment shall be paid or commence in such subsequent taxable year if required under Section 409A of the Code.

8. Non-Admission. This Agreement is not intended, and shall not be construed, as an admission that any of the MBIA Entities and Persons has or have violated any federal, state or local law (statutory or decisional), ordinance or regulation, breached any contract or committed any wrong whatsoever against me.

9. Nothing Owed. I represent, warrant and acknowledge that the Employer owes me no wages, commissions, bonuses, sick pay, personal leave pay, severance pay, vacation pay or other compensation of benefits or payments or form of remuneration of any kind or nature, other than specifically provided for in this Agreement and Severance Summary.

10. Severability; Reformation. If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, void, or unenforceable, such provision shall be of no force and effect, and such provision shall have no effect upon, and shall not impair the enforceability of, any other provision of this Agreement. If a court should determine that any provision of this Agreement is overbroad or unreasonable, such provision shall be given effect to the maximum extent possible by narrowing or enforcing in part that aspect of the provision found to be overbroad or unreasonable. In addition, upon any finding by a court or agency of competent jurisdiction that any provision of this Agreement is illegal, void, or unenforceable, I agree, unless otherwise prohibited by law, to execute a release, waiver and/or covenant that is/are legal and enforceable.

11. Acknowledgments. I acknowledge that: (a) I have been advised by the Employer in writing to consult with an attorney of my choosing in connection with this Agreement; (b) I have carefully read this Agreement in its entirety; (c) I have had the opportunity to fully consider the terms of this Agreement and the attached disclosure information provided pursuant to federal law for at least twenty-one (21) days; (d) I fully understand the significance of all of the terms and conditions of this Agreement and I have discussed it with independent legal counsel, or have had a reasonable opportunity to do so; (e) I have had answered to my satisfaction any questions I have asked with regard to the meaning and significance of any of the provisions of this Agreement; and (f) I am signing this Agreement voluntarily and of my own free will and assent to all the terms and conditions contained herein with the intent to be bound hereby.

12. Agreement as Evidence. I agree that this Agreement may only be used as evidence in a subsequent proceeding in which one of the parties alleges a breach of and/or indemnification under this Agreement.

13. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflict of law.

14. Binding Effect. This Agreement is binding upon, and shall inure to the benefit of, the parties and their respective heirs, executors, administrators, successors and assigns.

15. Entire Agreement. I understand that this Agreement, and Severance Summary, constitute the complete understanding between the MBIA Entities and me, and supersede any and all agreements, understandings, and discussions, whether written or oral between me and the MBIA Entities. No other promises or agreements shall be binding unless in writing and signed by both MBIA or the Employer and me after the Release Effective Date.

16. No Waiver by Breach or Default: Waiver by any party hereto of any breach or default by the other party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by either party hereto to assert any rights hereunder on any occasion or series of occasions.

17. Headings and Captions. The headings and captions in this Agreement are provided for reference and convenience only. They shall not be considered part of the Agreement and shall not be employed in the construction of the Agreement.

Signature:
Anthony McKiernan

Date:

STATE OF _______________)
) SS.:
COUNTY OF ____________ )

On this _______ day of ______________________ 2024, before me personally came ____________________________________ to be known and known to me to be the person described and who executed the foregoing Agreement, and he duly acknowledged to me that he executed the same.

______________________________________ Notary Public

MBIA Services Corporation

By:
Connie Accordino

Date: